Exhibit 1.1

                                                                  Execution Copy



                           JOHN DEERE OWNER TRUST 2006

                          JOHN DEERE RECEIVABLES, INC.
                                       and
                         JOHN DEERE CAPITAL CORPORATION

                      Class A-1 5.36417% Asset Backed Notes
                       Class A-2 5.41% Asset Backed Notes
                       Class A-3 5.38% Asset Backed Notes
                       Class A-4 5.39% Asset Backed Notes



                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                   June 13, 2006


DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANK OF AMERICA SECURITIES LLC
BNP PARIBAS SECURITIES CORP.
J.P. MORGAN SECURITIES INC.
RBC CAPITAL MARKETS CORPORATION

c/o      Deutsche Bank Securities Inc.
                  60 Wall Street
                  New York, New York 10005

c/o      Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
         4 World Financial Center, 10th Floor
         New York, New York 10080

Dear Sirs:

     John Deere Receivables, Inc. (the "Seller") and John Deere Capital Corporation ("JDCC") confirm their agreement (the "Agreement") with Deutsche Bank Securities Inc. ("DBSI"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC, BNP Paribas Securities Corp., J.P. Morgan Securities Inc. and RBC Capital Markets Corporation (collectively, the "Underwriters" or "you", which terms shall also include any Underwriter substituted as provided in Section 11), for whom DBSI and Merrill Lynch are acting as representatives (in such capacity DBSI and Merrill Lynch are hereinafter referred to collectively, as the "Representatives" and each, a "Representative") with respect to the public offering by you of the Asset Backed Notes ("Notes") specified in the Pricing Agreement referred to below (the "Underwritten Notes"). The Seller has authorized the public

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offering of up to $790,470,000 principal amount of Notes. The Notes may be offered in various series, and, within each series, in one or more classes, in one or more offerings on terms determined at the time of sale (each such series, a "Series" and each such class, a "Class"). Each such Series of the Notes may be issued by a Delaware statutory trust (each, a "Trust") under a separate indenture (each, an "Indenture") between the Trust and a trustee to be identified in the prospectus supplement relating to such Series (the "Indenture Trustee"). Each Trust will also issue Asset Backed Certificates ("Certificates") evidencing beneficial interests in such Trust. Each Trust will be created pursuant to a separate trust agreement (each, a "Trust Agreement") with respect to such Series between a trustee to be identified in the prospectus supplement relating to such Series (the "Owner Trustee") and the Seller, as depositor. The Notes and the Certificates are collectively referred to as the "Securities". The assets of each Trust will include agricultural and construction equipment retail installment sale and loan contracts (the "Receivables") and various Trust accounts. The Seller will purchase the Receivables relating to a Series of Notes from JDCC pursuant to a separate Purchase Agreement and sell them to the related Trust pursuant to a separate Sale and Servicing Agreement, pursuant to which JDCC will service and administer such Receivables. The Indenture, the Trust Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Administration Agreement relating to a Series of Notes are collectively referred to herein as the "Basic Documents". Unless otherwise specified herein, reference to the Trust and any Basic Document shall refer to the Trust that will issue the Underwritten Notes and the related Basic Document, respectively. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture and the Trust Agreement.

     Prior to the purchase and public offering of the Underwritten Notes by the Underwriters, the Seller, JDCC and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Seller, JDCC and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Underwritten Notes will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Seller has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-130966), containing a preliminary prospectus and form of preliminary prospectus supplement relating to the Notes and to the Certificates for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering of the Notes from time to time in accordance with Rule 415 of the rules of the Commission under the 1933 Act (the "1933 Act Regulations"), has filed such amendments thereto, if any, and such amended preliminary prospectus and form of preliminary prospectus supplement as have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses and forms of prospectus supplement as may hereafter be required pursuant to the 1933 Act and the 1933 Act Regulations. "Registration Statement" as of any time means such registration statement (collectively), as amended, in the form then filed by the Seller including any prospectus and/or prospectus supplement deemed or retroactively deemed to be a part thereof that has not been superseded or modified and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1933 Act. "Registration

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Statement" without reference to a time means the Registration Statement as of the time of the first contract of sale for the offering of the Underwritten Notes of a particular Series, which time shall be considered the "effective date" of the Registration Statement with respect to such Underwritten Notes. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

     "Preliminary Prospectus" means (i) the prospectus relating to the Notes, that is included in the Registration Statement and (ii) the preliminary prospectus supplement relating to the Underwritten Notes dated the date specified in the Pricing Agreement for use prior to the time of first contract of sale of the Underwritten Notes (together, with information referred to under the caption "Static Pool Data" therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the "Preliminary Prospectus Supplement"). "Prospectus" means the (i) the prospectus relating to the Notes, that is included in the Registration Statement and (ii) the prospectus supplement contemplated by Section 4(a)(i) (together, with information referred to under the caption "Static Pool Data" therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, a "Prospectus Supplement") that discloses the public offering price and other final terms of such Underwritten Notes and otherwise satisfies Section 10(a) of the 1933 Act. The Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Notes to which it relates.

     At or prior to the Applicable Time, the Seller had prepared the Preliminary Prospectus. "Applicable Time" means the time agreed to by the Seller and the Representatives and set forth in the Pricing Agreement, which shall be the time immediately after the Seller and the Representatives agree on the pricing terms of the Underwritten Notes.

     SECTION 1. Representations and Warranties.

     (a) Each of the Seller and JDCC represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the "Representation Date") as follows:

          (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the Representation Date, complied, and the Prospectus as of the Closing Date will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2) and any amendment thereto, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective, as of its issue date and as of the Closing Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Preliminary Prospectus when filed complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and as of the Applicable Time the Preliminary Prospectus and the

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     information listed on Exhibit B to the Pricing Agreement, all considered together (collectively, the "Disclosure Package"), did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained herein, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or the Disclosure Package made in reliance upon and in conformity with information furnished to the Seller in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or the Disclosure Package it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as "Underwriters Information" in the Pricing Agreement, or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Indenture Trustee.

          (ii) The documents, if any, incorporated by reference in the Prospectus, at the time, if any, they were or hereafter are filed with the Commission during the period specified in Section 4(a)(vi), complied and will comply, as the case may be, in all material respects with the positions of the staff of the Commission pursuant to the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective, at the time any amendments thereto become effective and as to the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2) or hereafter during the period specified in Section 4(a)(vi), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Deloitte & Touche LLP are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated in or contemplated by the Registration Statement, the Prospectus and the Disclosure Package (A) there has not been any material adverse change in the financial condition of the Seller or in the results of operations or business prospects of the Seller, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Seller, other than transactions in the ordinary course of business, which are material with respect to the Seller.

          (v) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated in or contemplated by the Registration Statement, the Prospectus and the Disclosure Package (A) there has not been any material adverse change in the financial condition of JDCC and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of JDCC and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have

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


     been no transactions entered into by JDCC or its subsidiaries, other than transactions in the ordinary course of business, including borrowings for the acquisition of receivables and other operations and other than transactions which are not material in relation to JDCC and its subsidiaries considered as one enterprise.

          (vi) Each of the Seller and JDCC has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Prospectus and the Preliminary Prospectus.

          (vii) The execution and delivery of this Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action of the Seller and JDCC, as applicable, and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller or JDCC, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Seller or JDCC is a party or by which the Seller or JDCC may be bound or to which any of the property or assets of the Seller or JDCC is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Seller or JDCC or, to the best of its knowledge, any order, rule or regulation applicable to the Seller or JDCC of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Seller or JDCC.

          (viii) The Underwritten Notes have been duly authorized for issuance and sale pursuant to this Agreement and the Certificates have been duly authorized pursuant to the Trust Agreement (or will have been so authorized prior to the issuance of the Securities) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, in the case of the Underwritten Notes, and the Trust Agreement, in the case of the related Certificates, against payment of the consideration therefor in accordance with this Agreement in the case of the Underwritten Notes, the Underwritten Notes will be valid and legally binding obligations of the Trust enforceable in accordance with their terms, and will be entitled to the benefits of the Indenture, and the related Certificates will be duly and validly issued and outstanding, in each case except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles. The Underwritten Notes, the related Certificates, the Indenture and the Trust Agreement conform in all material respects to all statements relating thereto contained in the Disclosure Package, the Prospectus and the Registration Statement.

          (ix) At the Closing Time or at such other times as may be set forth herein, each of the representations and warranties of the Seller and JDCC set forth in the Sale and Servicing Agreement and by JDCC in the Purchase Agreement will be true and correct; provided that the sole remedy for any breach of any representation or warranty in Section

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     3.02(b) of the Purchase Agreement shall be limited to the remedies therefor provided in the Purchase Agreement.

          (x) JDCC discussed the accounting treatment to be taken with respect to the conveyance of receivables contemplated by Section 2.01 of the Purchase Agreement with its independent accountants and, consistent with such discussions, JDCC will, with respect to its unconsolidated financial accounts, treat such transactions as a sale of assets for accounting purposes.

          (xi) The Seller is not, and on the date on which the first bona fide offer of the Underwritten Notes was made was not, an "ineligible issuer," as defined in Rule 405 under the 1933 Act.

          (xii) Each Issuer Free Writing Prospectus (as defined in Section 3(a)) (including any Permitted Free Writing Prospectus (as defined in Section 3(a))), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underwritten Notes or until any earlier date that the Seller notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c)) with the information then contained in the Registration Statement, the Prospectus or the Preliminary Prospectus and not superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus (including any Permitted Free Writing Prospectus) there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the Prospectus or the Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Seller will promptly (i) notify the Representatives and (ii) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

          (xiii) The initial effective date of the Registration Statement is not more than three years prior to the date on which the first bona fide offer of the Underwritten Notes was made.

     (b) Any certificate signed by any officer of the Seller or JDCC and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Seller or JDCC (or by the Seller acting through JDCC) as to the matters covered thereby to each Underwriter.

     (c) Each Underwriter represents and warrants to each of the Seller and JDCC as of the date hereof as follows:

          (i) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), each Underwriter has not

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     made and will not make an offer of Underwritten Notes to the public in that
     Relevant Member State prior to the publication of a prospectus in relation to Underwritten Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Underwritten Notes to the public in that Relevant Member State at any time:

               (1) to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (2) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than (euro)43,000,000 and (C) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (3) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospective Directive.

     For purposes of this Section 4(c)(i), the expression an "offer of Underwritten Notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Notes to be offered so as to enable an investor to decide to purchase or subscribe the Underwritten Notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospective Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

               (ii) (A) Each Underwriter is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Underwritten Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act (the "FSMA") by the issuing entity;

               (iii) Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Underwritten Notes in circumstances in which
          Section 21(1) of the FSMA does not apply to the Issuing Entity; and

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               (iv) Each Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Underwritten Notes in, from or otherwise involving the United Kingdom.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Seller agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees to purchase from the Seller, the Underwritten Notes set forth opposite its name in the Pricing Agreement at the respective prices to be determined by agreement between the Seller and you, which prices shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Seller and you.

     (b) Payment of the purchase price for, and delivery of, the Underwritten Notes shall be made at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Seller at 10:00 A.M. on June 20, 2006, or such other time as shall be agreed upon by the Representatives and the Seller (such time and date of delivery being herein called "Closing Time" and such date of delivery being called the "Closing Date"). Payment shall be made by the Representatives to the Seller in same day funds against delivery of the Underwritten Notes to, or at the direction of, the Representatives. The Underwritten Notes shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time. The Underwritten Notes, which may be in temporary form, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time. The Underwritten Notes will be represented initially by Underwritten Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company.

     SECTION 3. Free Writing Prospectuses.

     (a) The Seller represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Seller and the Representatives, it has not made and will not make any offer relating to the Underwritten Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the SEC. Any such free writing prospectus consented to in writing by the Seller and the Representatives is referred to herein as a "Permitted Free Writing Prospectus." The Seller represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Underwritten Notes in the form filed or required to be filed by the Seller with the SEC or, if not required to be filed, in the form retained in the Seller's records pursuant to Rule 433(g).

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     (b) Subject to the consent of the Representatives required in Section 3(a), the Seller will prepare a final term sheet relating to the final terms of the Underwritten Notes in the form attached as Exhibit A to the Pricing Agreement (the "Final Term Sheet") and will file such Final Term Sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the Underwritten Notes. Any such Final Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Seller consents to the use by any Underwriter of a free writing prospectus
(each, an "Underwriter Free Writing Prospectus") that contains only (i) (A) information describing the preliminary terms of the Underwritten Notes or their offering or (B) information that describes the final terms of the Underwritten Notes or their offering and that is or is to be included in the Final Term Sheet or (ii) other customary information that is neither "issuer information" as defined in Rule 433(h)(2) or otherwise an Issuer Free Writing Prospectus; provided that (x) no such Underwriter Free Writing Prospectus shall include information that conflicts with information in the Registration Statement, the Preliminary Prospectus or the Prospectus and not superseded or modified;(y) such Underwriter Free Writing Prospectus shall contain the legend required by Rule 433(c)(2); and (z) the Underwriters using the Underwriter Free Writing
Prospectus shall retain the free writing prospectus for the period required by Rule 433(g) of the 1933 Act or any successor provision. Each Underwriter shall provide to the Seller a true and accurate copy of each Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) under the 1933 Act no later than the close of business on the business day following the date of first use.

     (c) Neither the Seller nor any Underwriter shall disseminate or file with the Commission any information relating to any Underwritten Notes in reliance on Rule 167 or 426 under the 1933 Act, nor shall the Seller or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) "in a manner reasonably designed to lead to its broad unrestricted dissemination" within the meaning of Rule 433(d) under the 1933 Act.

     SECTION 4. Covenants.

     (a) The Seller covenants with each Underwriter as follows:

          (i) Immediately following the execution of the Pricing Agreement, the Seller will prepare a Prospectus Supplement setting forth the principal amount of the Underwritten Notes, the price or prices at which the Underwritten Notes are to be purchased by the Underwriters, either the initial public offering price or prices or the method by which the price or prices at which the Underwritten Notes are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as you and the Seller deem appropriate in connection with the offering of the Underwritten Notes. The Seller will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

          (ii) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Notes, the Seller will promptly notify the Representatives, and immediately confirm the notice in writing, (A) of the

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     effectiveness of any post-effective amendment to the Registration
     Statement, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (E) of the mailing or delivery to the Commission for filing of any document to be filed pursuant to the 1934 Act and (F) of the receipt by the Seller of any notification with respect to the suspension of the qualification of any Class of Underwritten Notes for sale in any jurisdiction or the initiation of any proceedings for that purpose. The Seller will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (iii) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Notes, the Seller will give the Representatives notice of its intention to file any amendment to the Registration Statement, whether pursuant to the 1934 Act, the 1933 Act or otherwise, or use any amendment or supplement to the Prospectus, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus in a form to which the Representatives or counsel for the Underwriters shall reasonably object.

          (iv) During the period specified in (ii) above, the Seller will deliver to the Representatives as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) as the Representatives may reasonably request.

          (v) The Seller will furnish to you, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of such Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the respective applicable rules and regulations of the Commission thereunder.

          (vi) If, at any time during the term of this Agreement and thereafter, when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Seller, to amend or supplement the Preliminary Prospectus or the Prospectus in order that the Preliminary Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Seller will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Preliminary Prospectus and the Prospectus comply with such requirements and will not file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise without the Representatives' consent, which consent shall not be unreasonably withheld and which consent or nonconsent shall be given no later than two Business Days after the Seller advises the Representatives of such proposal to amend or supplement. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in this Section 4. Notwithstanding the foregoing, the parties agree that for purposes of this Section 4(a)(vi), (A) the Seller may assume that the delivery period described above shall expire on September 10, 2006 unless otherwise advised in writing by the Representatives and (B) this
     Section 4(a)(vi) shall not apply to monthly servicing reports on Form 10-D or to any filing made on Form 10-K. If the Representatives provide the notice described in the preceding clause (A), such notice shall be updated by a new notice to the Seller not less than weekly until the delivery period shall have expired.

          (vii) The Seller will endeavor in good faith to qualify the Underwritten Notes for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate; provided, however, that the Seller shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction to which it is not so qualified. The Seller will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Notes. The Seller will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Notes have been qualified as above provided.

          (viii) During a period of 15 days from the date of the Prospectus, the Seller will not, without your prior written consent, directly or indirectly, sell, offer to sell, or otherwise dispose of, any asset backed pass-through certificates or notes or similar securities representing interests in or secured by agricultural and construction equipment loan receivables.

          (ix) The Seller has filed or will file each Preliminary Prospectus pursuant to and in accordance with Rule 424(b) within the time period prescribed under Rule 424(b). The Seller has complied and will comply with Rule 433.

          (x) The Seller will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b) within the time period prescribed under Rule 424(b).

     (b) The Seller covenants with you as follows:

          (i) With respect to each sale of the Underwritten Notes, the Seller will cause the Trust to make generally available to holders of Underwritten Notes as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Trust (in form complying with the provisions of Rule 158 under the 1933 Act) covering the 12-month period beginning not later than the first day of the

     Trust's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement relating to the Underwritten Notes.

     (c) The Servicer covenants with you as follows:

          (i) So long as any of the Underwritten Notes shall be outstanding, the Servicer will deliver to you a copy of the annual statement as to compliance and any notice of default delivered to the Indenture Trustee pursuant to Section 4.10 of the Sale and Servicing Agreement and a copy of the annual assessment(s) of compliance with the servicing criteria and the annual attestation of a firm of independent public accountants furnished to the Indenture Trustee pursuant to Section 4.11 of the Sale and Servicing Agreement, as soon as such statements are furnished to the Indenture Trustee.

     SECTION 5. Payment of Expenses. The Seller and JDCC will be obligated to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing, issuance and delivery of the Underwritten Notes to the Underwriters,
(iii) the fees and disbursements of counsel and accountants for the Seller and JDCC, (iv) the qualification of the Underwritten Notes under securities laws in accordance with the provisions of Section 4(a)(vii), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the determination of the eligibility of the Underwritten Notes for investment and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Legal Investment Survey, if any, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of each Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees of each Rating Agency that rates any of the Underwritten Notes, (ix) the fees and expenses of the Indenture Trustee, the Owner Trustee and their respective counsel and (x) all expenses incurred for preparing, printing and distributing each Issuer Free Writing Prospectus to investors or prospective investors.

     If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a)(i), the Seller and JDCC, jointly and severally, shall be obligated to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 6. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Seller and JDCC herein contained, to the performance by the Seller and JDCC of their obligations hereunder, and to the following further conditions:

          (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Preliminary Prospectus and the Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and the Final Term

     Sheet contemplated by Section 3(b) shall have been transmitted for filing within the prescribed time period required by Rule 433(d)(5)(ii), and prior to Closing Time, the Seller shall have provided evidence satisfactory to the Representatives of such timely filing.

          (b) At Closing Time, the Underwriters shall have received:

               (1) The favorable opinion, dated as of the Closing Date, of Shearman & Sterling LLP, counsel for the Seller and JDCC, in form and substance satisfactory to the Representatives, to the effect that:

                    (i) JDCC is a corporation duly incorporated and validly
               existing in good standing under the laws of the State of Delaware.

                    (ii) This Agreement has been duly authorized, executed and delivered by JDCC.

                    (iii) Assuming the due authorization, execution and delivery of the Indenture by the parties thereto, the Indenture constitutes a valid and binding obligation of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                    (iv) Assuming that the Underwritten Notes have been duly
               authorized, executed and delivered by the Trust, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Underwritten Notes will be valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                    (v) Assuming due authorization, execution and delivery
               thereof by the party or parties thereto, each Basic Document to which the Seller is a party constitutes the valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or similar laws relating to or affecting creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                    (vi) Each Basic Document (other than the Trust Agreement) to which JDCC is a party has been duly authorized, executed and delivered by JDCC and, assuming due authorization, execution and delivery thereof by the other party or parties thereto, constitutes the valid and binding obligation of JDCC enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or similar laws relating to or affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                    (vii) The statements in the Preliminary Prospectus and the
               Prospectus under "Description of the Notes" and "Description of the Transfer and Servicing Agreements," in each case, insofar as such statements constitute summaries of certain provisions of the Securities and the Basic Documents, fairly summarize in all material respect such provisions.

                    (viii) The statements in the Preliminary Prospectus
               Supplement and the Prospectus Supplement under "Federal Income Tax Considerations" and "ERISA Considerations", in each case, in so far as such statements constitute statements of legal matters referred to therein, fairly summarize, subject to the limitations set forth therein, in all material respects the legal matters referred to therein. As set forth and further discussed in such statements, for federal income tax purposes, the Underwritten Notes will be considered debt and the Trust will not be an association (or a publicly traded partnership) taxable as a corporation.

                    (ix) No authorization, approval, consent or order of any
               court or governmental authority or agency is required in connection with the sale of the Underwritten Notes to the Underwriters or the issuance of the related Certificates, except such as may have been obtained or be required under the 1933 Act or the 1933 Act Regulations or state securities law.

                    (x) The execution and delivery of this Agreement and the
               Basic Documents by each of the Seller, the Trust and JDCC and the consummation of the transactions contemplated herein and therein will not result in the violation of the provisions of any applicable federal law or federal administrative regulation (other than the 1933 Act, the 1934 Act and the 1939 Act).

                    (xi) The Registration Statement is effective under the 1933
               Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (xii) The Registration Statement, the Preliminary Prospectus
               and the Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

                    (xiii) The execution and delivery of this Agreement, the
               fulfillment of the terms herein set forth and the consummation of the transactions contemplated herein and in the Basic Documents to which the Seller is a party will not conflict with the charter or by-laws of the Seller.

                    (xiv) Neither the Seller nor the Trust is required to
               register as an "investment company" under the 1940 Act.

                    (xv) The Indenture has been duly qualified under the 1939
               Act, and the Trust Agreement is not required to be qualified under the 1939 Act.

                    (xvi) The Purchase Agreement validly transfers to the Seller an ownership interest in the Receivables. Under New York law, the perfection of such ownership interest is governed by the law of the state in which JDCC is organized.

                    (xvii) The Sale and Servicing Agreement either (a) validly transfers to the Trust an ownership interest in all of the Seller's right, title and interest in the Receivables or (b) if the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement is deemed to be a pledge, then the Sale and Servicing Agreement creates a valid security interest in the Receivables and the proceeds thereof in favor of the Trust. Under New York law, the perfection of such ownership interest and security interest is governed by the law of the jurisdiction where such collateral is located or, in the case of a non-possesory interest in the Receivables, by the law of the state in which the Seller is organized.

                    (xviii) The Indenture creates a valid security interest in the Receivables and the proceeds thereof and in the Trust Accounts in favor of the Indenture Trustee. Under New York law, the perfection of such security interest is governed by (x) the law of the state in which the Trust is organized in the case of the Receivables and the proceeds thereof and (y) the related "securities intermediary's jurisdiction" or related "bank's jurisdiction," as applicable, in the case of the Trust Accounts.

     Such opinion shall also state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Disclosure Package other than those mentioned in paragraph (vii) above. Such counsel has, however, generally reviewed and discussed such statements with certain officers of the Seller and JDCC and their auditors. In the course of such review and discussion, no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1, as to which such counsel need not comment), at the Applicable Time, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Disclosure Package or any amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not comment), as of the Applicable Time or as of the Closing Date, included or includes any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In addition, the Underwriters shall have received from Shearman & Sterling LLP, a letter authorizing the Underwriters to rely upon the opinion or opinions delivered by such counsel to each Rating Agency that is requested to give a rating on any of the Underwritten Notes in connection with the transactions contemplated by this Agreement and the Basic Documents.

               (2) The favorable opinion, dated as of the Closing Date, of the General Counsel or Associate General Counsel of Deere & Company ("Deere") or the Chief Counsel of JDCC, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) To the best of such counsel's knowledge and information, the execution and delivery of this Agreement and the Basic Documents and the consummation of the transactions contemplated herein and therein will not result in the violation of the provisions of any applicable federal or Illinois law or federal or Illinois administrative regulation.

                    (ii) The execution and delivery of this Agreement and the
               Basic Documents and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, the charter or bylaws of JDCC or the Seller or any agreement, indenture, or other instrument known to such counsel to which JDCC or the Seller is a party or by which JDCC or the Seller may be bound, or any law, administrative regulation or administrative or court order known to him to be applicable to either JDCC or the Seller.

                    (iii) The statements in the Preliminary Prospectus and the
               Prospectus under the caption "Certain Legal Aspects of the Receivables," to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

                    (iv) The Receivables are "tangible chattel paper" under the
               Illinois Uniform Commercial Code.

                    (v) During the time period in which JDCC acquired the
               Receivables, JDCC had in place sufficient documents and procedures which, if followed, resulted in JDCC owning the Receivables; and assuming that such procedures were followed (and counsel has no reason to believe such procedures were not followed), immediately prior to the sale of the Receivables to the Seller, JDCC owned the Receivables free and clear of any lien, security interest or charge. With respect to each Receivable constituting part of the Trust, such Receivable is secured by a validly perfected first priority purchase money security interest in the equipment financed thereby in favor of JDCC as a secured party or, in accordance with its customary standards, policies and servicing procedures, such procedures have been taken that if followed (and such counsel has no reason to believe that they will not be so followed) will result in the perfection of a first priority purchase money security interest in the equipment financed thereby in favor of JDCC as a secured party, subject to customary and usual exceptions. Each such Receivable has been duly and validly assigned to the Seller by JDCC pursuant to the terms of the Purchase Agreement.

               (3) The favorable opinion, dated as of the Closing Date, of Lionel, Sawyer & Collins, special Nevada counsel for the Seller and JDCC, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The Seller is a corporation duly incorporated and
               validly existing in good standing under the laws of the State of Nevada.

                    (ii) This Agreement and each Basic Document to which the
               Seller is a party has been duly authorized and executed by the Seller.

                    (iii) The Receivables are "tangible chattel paper" under
               Nevada law.

                    (iv) Assuming that an ownership interest in the Receivables has been validly transferred to the Seller pursuant to the Purchase Agreement and such security interest has been properly perfected under applicable law, the Seller has a first-priority ownership interest in the Receivables and the proceeds thereof, subject to customary exceptions and assumptions. Assuming that an ownership interest in the Receivables has been validly transferred to the Trust pursuant to the Sale and Servicing Agreement, the Trust has a first-priority, perfected ownership interest in the Receivables and the proceeds thereof, subject to customary exceptions and assumptions. Assuming that a security interest in the Receivables has been validly created in favor of the Indenture Trustee pursuant to the Indenture and such security interest has been properly perfected under applicable law, the Indenture Trustee has a first priority security interest in the Receivables and the proceeds thereof, subject to customary exceptions and assumptions.

                    (v) The State of Nevada does not impose an individual income tax or an income tax on corporations, partnerships or other entities doing business in Nevada.

               (4) The favorable opinion, dated as of the Closing Date, of Lane & Waterman, special Iowa tax counsel for the Seller and JDCC, in form and substance satisfactory to counsel for the Underwriters, to the effect that the information in the Preliminary Prospectus and the Prospectus under "Certain Iowa Tax Considerations," to the extent that it constitutes matters of Iowa law or Iowa legal conclusions, has been reviewed by such counsel and is correct in all material respects.

               (5) The favorable opinion, dated as of the Closing Date, of Emmet, Marvin & Martin, counsel for the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The Indenture Trustee, at the time of its execution and delivery of the Indenture, had full power and authority to execute and deliver the Indenture and has full power and authority to perform its obligations thereunder.

                    (ii) The Indenture has been duly and validly authorized,
               executed and delivered by the Indenture Trustee and, assuming due authorization, execution and delivery thereof by the Trust, constitutes the valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights or by general principles of equity.

                    (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture.

                    (iv) No consent, approval or authorization of, or
               registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof was or is required for the execution, delivery or performance by the Indenture Trustee of the Indenture.

               (6) The favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, counsel for the Owner Trustee, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) U.S. Bank Trust National Association is duly formed and validly existing as a national banking association in good standing under the laws of the United States of America.

                    (ii) U.S. Bank Trust National Association has power and
               authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

                    (iii) The Trust Agreement has been duly authorized, executed and delivered by U.S. Bank Trust National Association and constitutes a legal, valid and binding obligation of U.S. Bank Trust National Association, enforceable against U.S. Bank Trust National Association, in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights, by general principles of equity, or Delaware public policy on the enforceability of provisions relating to indemnification and rights of contribution.

                    (iv) Neither the execution, delivery and performance by U.S.
               Bank Trust National Association of the Trust Agreement, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof conflict with or result in a breach of, or constitute a default under the provisions of, U.S. Bank Trust National Association's articles of association or by-laws or any law, rule or regulation of the United States of America or the State of Delaware governing the trust powers of U.S. Bank Trust National Association.

                    (v) No consent, approval or other authorization of, or
               registration, declaration or filing with, any court or governmental agency or commission under the laws of the United States of America governing the trust powers of U.S. Bank Trust National Association or under the laws of the State of Delaware is required by or with respect to U.S. Bank Trust National Association for the valid execution and delivery of the Trust Agreement, or for the validity or enforce-ability thereof, other than the filing of the Certificate of Trust.

               (7) The favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, special Delaware counsel for the Trust, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss. 3801, et seq.

                    (ii) The Trust has the power and authority, pursuant to the
               Trust Agreement and the Act, to execute, deliver and perform its obligations under the Basic Documents to which it is a party, to issue the Notes and the Certificate and to grant the Trust Estate to the Indenture Trustee as security for the Notes. The Trust Agreement authorizes the Trust to execute and deliver the Basic Documents to which it is a party, to issue the Notes and the Certificate and to grant the Trust Estate to the Indenture Trustee as security for the Notes. The Trust has duly executed and delivered the Basic Documents to which it is a party and the Notes.

                    (iii) The Certificate has been validly issued and is
               entitled to the benefits of the Trust Agreement.

                    (iv) The Trust Agreement is a legal, valid and binding
               obligation of the Seller and the Owner Trustee, enforceable against the Seller and the Owner Trustee, in accordance with its terms.

                    (v) Each of the Financing Statements (as hereinafter
               defined) is in an appropriate form for filing in the State of Delaware and has been duly filed in the appropriate filing office in the State of Delaware and the fees and documents taxes, if any, payable in connection with the said filing of the Financing Statements have been paid in full.

                        "Financing Statements" shall mean (i) the financing
               statement on form UCC-1, naming JDCC as debtor and JDRI as secured party, to be filed with the Secretary of State (Uniform Commercial Code Section)(the "Division") on or before the Closing Date (the "JDCC Financing Statement") and (ii) the financing statement on form UCC-1, naming the Trust as debtor and the Indenture Trustee as secured party, to be filed with the Division on or before the Closing Date (the "Trust Financing Statement").

                    (vi) Under Article 9 of the Uniform Commercial Code as in
               effect in the State of Delaware, 6 Del. C. ss. 9-101 et seq. (the "DELUCC") (without regard to conflicts of laws principles), and assuming that a security interest in all of JDCC's right, title and interest in the Receivables has been validly transferred to the Seller, upon the filing of the JDCC Financing Statement with the Division, the Seller will have a perfected security interest in that portion of the collateral described in Section 2.01 of the Purchase Agreement (the "JDCC Collateral") described in the JDCC Financing Statement that may be perfected by filing of a financing statement with the Division (the "JDCC Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the DELUCC) thereof. No refiling or other action is necessary under the DELUCC in order to maintain the perfection of such security interest, except for the filing of continuation statements at five year intervals.

                    (vii) Under Article 9 of the DELUCC (without regard to
               conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral (as defined in the Indenture) has been duly created and has attached, upon the filing of the Trust Financing Statement with the Division, the Indenture Trustee will have a perfected security interest in the Trust's rights in that portion of the Collateral, and the proceeds thereof, described in the Trust Financing Statement that may be perfected by filing a financing statement with the Division (the "Trust Filing Collateral" and together with the JDCC Filing Collateral, the "Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the DELUCC) thereof. No refiling or other action is necessary under the DELUCC in order to maintain the perfection of such security interest, except for the filing of continuation statements at five year intervals.

                    (viii) The search report obtained in connection with the
               opinion, sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the DELUCC have on file financing statements against the Trust covering the Trust Filing Collateral as of the time of such search. Except for the Indenture Trustee, the search report identifies no party who has on file with the Division an effective financing statement naming the Trust as debtor and describing the Trust Filing Collateral prior to the final date of the time period covered by such search.

                    (ix) Under ss. 3805(b) of the Delaware Statutory Trust Act,
               12 Del. C. ss. 3801, et seq., no creditor of the Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                    (x) Under the Delaware Statutory Trust Act, 12 Del. C. ss.
               3801, et seq., the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholder will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.

               (8) The favorable opinion, dated as of the Closing Date, of Haynes and Boone LLP, special Texas counsel for the Seller and JDCC, in form and substance satisfactory to counsel for the Underwriters, to the effect that the lien of the Indenture Trustee in the Collateral (including, without limitation, identifiable cash proceeds thereof and any after acquired property acquired by the Issuing Entity prior to the date any tax lien is filed) will be superior to any tax lien arising in connection with any tax liability arising under Title 2 of the Texas Tax Code (as revised), filed after the creation and perfection of the lien of the Indenture Trustee in the Collateral.

               (9) The favorable opinion, dated as of the Closing Date, of Sidley Austin LLP, counsel for the Underwriters, with respect to the issue and sale of the Securities, the Registration Statement, this Agreement, the Preliminary Prospectus, the Prospectus and such other related matters as the Underwriters may reasonably require.

          (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Preliminary Prospectus, any material adverse change in the financial condition of JDCC and its subsidiaries considered as an enterprise, or in the results of operations or business prospects of JDCC and its subsidiaries considered as an enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President, a Vice President or the Treasurer or Assistant Treasurer of JDCC, on behalf of each of JDCC and the Seller, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change and (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time.

          (d) At Closing Time, you shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, in the form heretofore agreed.

          (e) At Closing Time, you shall have received from the Owner Trustee a certificate signed by one or more duly authorized officers of the Owner Trustee, dated as of the Closing Date, as to the due acceptance of the Trust Agreement by the Owner Trustee and the due execution and delivery of the Notes and Certificates delivered by the Owner Trustee in accordance therewith and such other matters as you shall request.

          (f) At the Closing Time, you shall have received from the Indenture Trustee, an officer's certificate certifying that the information contained in the Statement of Eligibility and Qualification (Form T 1) of the Indenture Trustee under the Trust Indenture Act filed with the Registration Statement is true and correct.

          (g) At Closing Time, the Underwritten Notes shall be rated "A-1+," in the case of the Class A-1 Notes and "AAA," in the case of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes by Standard & Poor's a division of The McGraw-Hill Companies, Inc., "P-1," in the case of the Class A-1 Notes and "Aaa," in the case of the

     Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes by Moody's Investors Service, Inc.

          (h) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Seller and JDCC in connection with the issuance and sale of the Underwritten Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Seller and JDCC at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

     SECTION 7. Indemnification.

     (a) As an inducement to the Underwriters to participate in the public offering of the Underwritten Notes, the Seller and JDCC jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense to which such Underwriter may become subject, under the Act or otherwise, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or in any Issuer Free Writing Prospectus or the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Seller by or on behalf of any Underwriter through either Representative expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as "Underwriters Information" in the Pricing Agreement, or was made in reliance upon the Form T-1 of the Indenture Trustee under the Indenture;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller and JDCC; and

          (iii) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above.

     In no case shall the Seller or JDCC be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Seller or JDCC shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Seller or JDCC shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. JDCC shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if JDCC elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought. In the event that JDCC elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Seller and/or JDCC, on the one hand, and one or more Underwriters, on the other, and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to JDCC that there may be one or more legal defenses available to it which are different from or additional to those available to the Seller or JDCC, JDCC shall not have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Seller and JDCC shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representatives. The Seller and JDCC agree to notify the Representatives within a reasonable time of the assertion of any claim against either of them, any of their officers or directors or any person, if any, who controls the Seller or JDCC within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Underwritten Notes.

     (b) Each Underwriter, severally and not jointly, agrees that it will indemnify and hold harmless the Seller and JDCC, and each of the officers of the Seller who signs the Registration Statement and each of its directors and each person, if any, who controls the Seller and JDCC within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Seller and JDCC, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Seller by or on behalf of such Underwriter through either Representative expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as "Underwriters Information" in the Pricing Agreement. In case any action shall be brought against the Seller or JDCC or any person so indemnified based on the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Seller and JDCC, and the Seller and JDCC and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

     SECTION 8. Contribution. If the indemnification provisions provided in
Section 7 should under applicable law be unenforceable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Underwriters from the offering of the Underwritten Notes and also the relative fault of the Seller and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Seller and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Notes. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under
Section 7 including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct and prevent such statement or omission. The Seller, JDCC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint.

     The obligations of the Seller and JDCC under this Section 8 shall be in addition to any liability which the Seller and JDCC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Seller and to each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act.

     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement or contained in certificates of officers of the Seller and JDCC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Seller and JDCC and shall survive delivery of the Underwritten Notes to the Underwriters.

     SECTION 10. Termination of Agreement.

     (a) The Representatives may terminate this Agreement, by notice to the Seller and JDCC at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the financial condition of JDCC and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of JDCC and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business in the reasonable judgment of the Representatives, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Notes or to enforce contracts for the sale of the Notes, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.

     SECTION 11. Default. If one or more of the Underwriters shall fail at Closing Time to purchase the Underwritten Notes that it or they are obligated to purchase under this Agreement

(the "Defaulted Underwritten Notes"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Underwritten Notes in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Underwritten Notes, then:

          (a) if the aggregate principal amount of Defaulted Underwritten Notes does not exceed 10% of the aggregate principal amount of the Underwritten Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of such non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Underwritten Notes exceeds 10% of the aggregate principal amount of the Underwritten Notes to be purchased pursuant to this Agreement, this Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Seller or JDCC.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Seller or the Representatives shall have the right to postpone the Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements may be effected.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Richard Lawrence and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Gregory Petrie. Notices to the Seller shall be directed to the Seller at 1 East First Street, Reno, Nevada 89501, Attention: Manager (with a copy to Deere & Company, One John Deere Place, Moline, Illinois 61265-8098,
Attention: Treasurer); notices to JDCC shall be directed to JDCC at Suite 600, 1 East First Street, Reno, Nevada 89501, Attention: Manager (with a copy to Deere & Company, One John Deere Place, Moline, Illinois 61265-8098, Attention:
Treasurer).

     SECTION 13. No Fiduciary Duty. The Seller and JDCC each acknowledge and agree that the Seller, JDCC and its Affiliates each have arm's-length business relationships with the Underwriters and their respective Affiliates that create no fiduciary duty on the part of any Underwriter or any of its Affiliates in connection with all aspects of the transactions contemplated by this Agreement, and each such party expressly disclaims any fiduciary duty.

     SECTION 14. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Seller, JDCC, and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of an Underwritten Note from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 15. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Seller and JDCC counterparts hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Seller and JDCC in accordance with its terms.

                                               Very truly yours,

                                               JOHN DEERE RECEIVABLES, INC.


                                               By:    /s/ Katrin Watkins
                                                   -----------------------------
                                                   Name:  Katrin Watkins
                                                   Title:  Assistant Secretary

                                               JOHN DEERE CAPITAL CORPORATION


                                               By:    /s/ Jenny R. Kimball
                                                   -----------------------------
                                                   Name:  Jenny R. Kimball
                                                   Title:  Assistant Secretary
CONFIRMED AND ACCEPTED, as of
the date first above written:

DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANK OF AMERICA SECURITIES LLC
BNP PARIBAS SECURITIES CORP.
J.P. MORGAN SECURITIES INC.
RBC CAPITAL MARKETS CORPORATION


By: DEUTSCHE BANK SECURITIES INC.,
        as Representatives of the several Underwriters

    By: /s/ Richard V. Lawrence
        -------------------------
        Name:  Richard V. Lawrence
        Title: Director

    By: /s/ Rick Kuppenhaver
        -------------------------
        Name:  Rick Kuppenhaver
        Title: Vice President

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
        as Representatives of the several Underwriters

    By: /s/ Greg Petrie
        -------------------------
        Name:  Greg Petrie
        Title: Director

                                                                  Exhibit A

                           JOHN DEERE OWNER TRUST 2006

                          JOHN DEERE RECEIVABLES, INC.
                                       and
                         JOHN DEERE CAPITAL CORPORATION

                      Class A-1 5.36417% Asset Backed Notes
                       Class A-2 5.41% Asset Backed Notes
                       Class A-3 5.38% Asset Backed Notes
                       Class A-4 5.39% Asset Backed Notes



                                PRICING AGREEMENT
                                -----------------


                                                                   June 13, 2006


c/o      Deutsche Bank Securities Inc.
                  60 Wall Street
                  New York, New York 10005

c/o      Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
         4 World Financial Center, 10th Floor
         New York, New York 10080
         as Representatives of the Several Underwriters

Dear Sirs:


         Reference is made to the Underwriting Agreement, dated June 13, 2006 (the "Underwriting Agreement") relating to the purchase by Deutsche Bank Securities Inc. ("DBSI"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNP Paribas Securities Corp., J.P. Morgan Securities Inc. and RBC Capital Markets Corporation, severally and not jointly, of the above-referenced Class A-1, Class A-2, Class A-3 and Class A-4 Notes (the "Underwritten Notes"), the provisions of which are incorporated herein by reference. Capitalized terms used but not defined herein have the meanings given them in the Underwriting Agreement.

         Subject to the terms and conditions of the Underwriting Agreement, the Seller agrees with the Underwriters that the purchase price for the Underwritten Notes to be paid by the Underwriters shall be the percentage of the principal amount (which percentage is equal to 100% less the underwriting discount in the case of the Class A-1 Notes, 99.994773% less the underwriting discount in the case of the Class A-2 Notes, 99.997672% less the underwriting discount in the case of the Class A-3 Notes and 99.977969% less the underwriting discount in the case of the Class A-4 Notes) set forth below:


================================ ================= ================== ================= ================
                                    Principal          Principal         Principal         Principal
                                    Amount of          Amount of         Amount of         Amount of
   Underwriters                     A-1 Notes          A-2 Notes         A-3 Notes         A-4 Notes
-------------------------------- ----------------- ------------------ ----------------- ----------------

Deutsche Bank Securities Inc.        $ 69,750,000       $ 47,000,000      $103,500,000      $80,985,000
-------------------------------- ----------------- ------------------ ----------------- ----------------
Merrill Lynch, Pierce, Fenner          69,750,000         47,000,000       103,500,000       80,985,000
& Smith Incorporated
-------------------------------- ----------------- ------------------ ----------------- ----------------
Banc of America Securities LLC         11,000,000          7,250,000        16,250,000       12,500,000
-------------------------------- ----------------- ------------------ ----------------- ----------------
BNP Paribas Securities Corp.           11,000,000          7,250,000        16,250,000       12,500,000
-------------------------------- ----------------- ------------------ ----------------- ----------------
J.P. Morgan Securities Inc.            11,000,000          7,250,000        16,250,000       12,500,000
-------------------------------- ----------------- ------------------ ----------------- ----------------
RBC Capital Markets Corporation        11,000,000          7,250,000        16,250,000       12,500,000
-------------------------------- ----------------- ------------------ ----------------- ----------------
                                     $183,500,000       $123,000,000      $272,000,000     $211,970,000
================================ ================= ================== ================= ================



===================================================== ================= ================ ================
                                                       Percentage of
  Underwritten                                           Principal       Underwriting
     Notes                                                 Amount          Discount       Interest Rate
----------------------------------------------------- ----------------- ---------------- ----------------

Class A-1 Notes                                         100.000000%         0.070%          5.36417%
----------------------------------------------------- ----------------- ---------------- ----------------
Class A-2 Notes                                          99.994773%         0.100%            5.41%
----------------------------------------------------- ----------------- ---------------- ----------------
Class A-3 Notes                                          99.997672%         0.150%            5.38%
----------------------------------------------------- ----------------- ---------------- ----------------
Class A-4 Notes                                          99.977969%         0.200%            5.39%
===================================================== ================= ================ ================




         The Seller also agrees with the Underwriters that:

         The Trust is the John Deere Owner Trust 2006.

         The initial principal amount of the Certificates will be $12,040,248.

         The Owner Trustee will be U.S. Bank Trust National Association.

         The Indenture Trustee will be The Bank of New York.

         The Class A-1 final Payment Date shall be July 13, 2007, the Class A-2 final Payment Date shall be November 17, 2008, the Class A-3 final Payment Date shall be July 15, 2010 and the Class A-4 final Payment Date shall be June 17, 2013.

         "Applicable Time" with respect to the Underwritten Notes means 2:30 p.m. on June 13, 2006.

         The date of the Preliminary Prospectus Supplement is June 12, 2006.

         For purposes of the Underwriting Agreement, the only information furnished to the Seller by any Underwriter through either Representative for use in the Preliminary Prospectus and the Prospectus consists of the following information in the Preliminary Prospectus Supplement and the Prospectus Supplement furnished on behalf of each Underwriter, which shall constitute "Underwriters Information": (i) the concession and reallowance figures appearing in the second paragraph under the heading "Underwriting" in the Prospectus Supplement, (ii) the second and third sentences contained in the fourth paragraph under the heading "Underwriting" in the Preliminary Prospectus Supplement and the Prospectus Supplement, (iii) the information contained in the tenth through fourteenth paragraphs under the heading "Underwriting" in the Preliminary Prospectus Supplement and the Prospectus Supplement and (iv) the second sentence under the heading "Risk Factors-Limited Ability to Resell Notes" in the Preliminary Prospectus Supplement and the Prospectus Supplement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Seller a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Seller and JDCC in accordance with its terms.


                                         Very truly yours,

                                         JOHN DEERE RECEIVABLES, INC.


                                         By:    /s/ Katrin Watkins
                                             --------------------------
                                             Name:  Katrin Watkins
                                             Title: Assistant Secretary


                                         JOHN DEERE CAPITAL CORPORATION


                                         By:    /s/ Jenny R. Kimball
                                             ----------------------------------
                                             Name:  Jenny R. Kimball
                                             Title: Assistant Secretary



CONFIRMED AND ACCEPTED, as of
the date first above written:

DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANK OF AMERICA SECURITIES LLC
BNP PARIBAS SECURITIES CORP.
J.P. MORGAN SECURITIES INC.
RBC CAPITAL MARKETS CORPORATION


By:  DEUTSCHE BANK SECURITIES INC.,
       as Representative of the Several Underwriters


    By  /s/ Richard V. Lawrence
        -------------------------------
       Name:   Richard V. Lawrence
       Title:  Director


    By  /s/ Rick Koppenhaver
        -------------------------------
       Name:   Rick Koppenhaver
       Title:  Vice President

    MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Representative of the Several Underwriters


    By  /s/ Greg Petre
        -------------------------------
       Name:   Greg Petre
       Title:  Director

                                    EXHIBIT A

                                                   Filed pursuant to Rule 433(d)
                                        Registration Statement No. 333-130966-01

                      FINAL TERM SHEET, dated June 13, 2006

                                  $790,470,000
                           John Deere Owner Trust 2006
                                 Issuing Entity

           $  183,500,000    Class A-1   5.36417%  Asset Backed Notes
           $  123,000,000    Class A-2      5.41%  Asset Backed Notes
           $  272,000,000    Class A-3      5.38%  Asset Backed Notes
           $  211,970,000    Class A-4      5.39%  Asset Backed Notes

               John Deere Receivables, Inc., Seller and Depositor
              John Deere Capital Corporation, Sponsor and Servicer

                             Class A-1              Class A-2              Class A-3              Class A-4
                              Notes(3)               Notes(3)               Notes(3)               Notes(3)
                        --------------------  ---------------------  --------------------  ----------------------

Principal
 Amount.........            $183,500,000           $123,000,000           $272,000,000           $211,970,000
Per Annum
 Interest
 Rate...........              5.36417%                 5.41%                  5.38%                  5.39%
Final
 Scheduled
 Payment
 Date...........            July 13, 2007        November 17, 2008        July 15, 2010          June 17, 2013
Initial Public
 Offering
 Price .........             100.000000%            99.994773%             99.997672%             99.977969%
Ratings (Moody's/S&P)
 ...............             Prime-1/A-1+            Aaa/AAA                Aaa/AAA                Aaa/AAA

Payment Date....          Monthly, beginning     Monthly, beginning     Monthly, beginning     Monthly, beginning
                          July 17, 2006          July 17, 2006          July 17, 2006          July 17, 2006
                          (subject to the        (subject to the        (subject to the        (subject to the
                          business day           business day           business day           business day
                          convention)            convention)            convention)            convention)

Weighted Average
 Life(1)                         0.44                   1.00                   2.00                  3.51(2)

CUSIP.............            477871AA5              477871AB3              477871AC1              477871AD9

(1)  Pricing speed:  15% CPR
(2)  Pricing speed:  15% CPR (with a 10% clean-up call)
(3) Subject to the considerations set forth in the preliminary prospectus, the Notes are generally eligible for purchase by or on behalf of employee benefit plans and other similar retirement plans and arrangements that are subject to ERISA or to Section 4975 of the Code.
Trade Date:  June 13, 2006.
Expected Settlement Date:  June 20, 2006.
Initial Note Value:  $802,510,248 (discount rate:7.45%)
Certificate Principal Amount:  $12,040,248
Initial Reserve Account Deposit:  $10,031,378

Deutsche Bank Securities                                     Merrill Lynch & Co.
       Banc of America Securities LLC
                                   BNP Paribas
                                                JPMorgan
                                                             RBC Capital Markets
         The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                                    Exhibit B

1. Information contained in the Final Term Sheet included as Exhibit A to the Pricing Agreement.

2.    Other Issuer Free Writing Prospectus:   None.

3.    Oral information not otherwise contained in the Final Term Sheet:  None.